Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

LINDA LAO,

Plaintiff,

v.	C.A. No. 2019-0303-JTL

DALIAN WANDA GROUP CO., LTD., WANDA AMERICA ENTERTAINMENT,
INC., WANDA AMERICA INVESTMENT HOLDING CO. LTD., WANG JIANLIN,
SILVER LAKE GROUP, L.L.C., SILVER LAKE ALPINE, L.P., ADAM ARON,
HOWARD W. KOCH, JR., GARY LOCKE, and ANTHONY SAICH,

Defendants,

and

AMC ENTERTAINMENT HOLDINGS, INC.,

Nominal Defendant.

SUPPLEMENTAL NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT OF DERIVATIVE ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this supplemental notice. This is not a solicitation from a lawyer.

TO:         all PERSONS OR ENTITIES WHO OR WHICH HELD SHARES OF AMC ENTERTAINMENT HOLDINGS, INC. COMMON STOCK as of the close of BUSINESS on June 6, 2022 (“CURRENT AMC STOCKHOLDERS”).

The purpose of this supplemental notice is to inform you of: (i) the pendency of the above-captioned stockholder derivative action (the “Action”), which was brought by plaintiff Linda Lao (“Plaintiff”), on behalf of and for the benefit of AMC Entertainment Holdings, Inc. (“AMC,” “Nominal Defendant,” or the “Company”), in the Court of Chancery of the State of Delaware (the “Court”); (ii) a proposed settlement of the Action (the “Settlement”), subject to Court approval, as provided in the Stipulation and Agreement of Settlement dated as of June 6, 2022 (the “Stipulation”); (iii) the hearing that the Court will hold on November 30, 2022 at 11 a.m. to determine whether to approve the Settlement and to consider the application by Plaintiff’s Counsel1 for an award of attorneys’ fees and litigation expenses; and (iv) Current AMC Stockholders’ rights with respect to the Settlement and Plaintiff’s Counsel’s application for attorneys’ fees and expenses.2

PLEASE READ THIS SUPPLEMENTAL NOTICE CAREFULLY AND IN
ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE
SETTLEMENT OF THE ACTION.

The Stipulation was entered into as of June 6, 2022, between and among (i) Plaintiff; (ii) the Special Litigation Committee (the “SLC”) of the Board of Directors of Nominal Defendant AMC, acting for and on behalf of AMC; (iii) Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and Wang Jianlin (collectively, “Wanda”); (iv) Defendants Silver Lake Group, L.L.C. and Silver Lake Alpine, L.P. (together, “Silver Lake”); and (v) Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (collectively, the “Director Defendants,” and together with Wanda and Silver Lake, “Defendants,” and together with Plaintiff and the SLC, the “Parties” and each a “Party”), subject to the approval of the Court pursuant to Delaware Chancery Court Rule 23.1.

As described in Paragraph 28 below, the Settlement provides for a cash payment of $17.375 million, which, after deducting any fee and expense award to Plaintiff’s Counsel and any applicable taxes, will be paid to AMC.

Because the Action was brought as a derivative action, which means that it was brought on behalf of and for the benefit of AMC, the benefits from the Settlement will go to the Company. Individual AMC stockholders will not receive any direct payment from the Settlement.

1 Plaintiff’s Counsel consist of the law firms Block & Leviton LLP and Heyman Enerio Gattuso & Hirzel llp. Defendants’ Counsel consist of the law firms Young Conaway Stargatt & Taylor, LLP, Simpson Thacher & Bartlett LLP, Richards, Layton & Finger, P.A., Weil, Gotshal & Manges LLP, Skadden, Arps, Slate, Meagher & Flom LLP, and Reed Smith LLP. The SLC’s Counsel consists of the law firm McDermott Will & Emery LLP.

2 All capitalized terms not otherwise defined in this supplemental notice shall have the meaning provided in the Stipulation.

please note: There is no proof of claim form for stockholders to submit in connection with this Settlement, and stockholders are not required to take any action in response to this sUPPLEMENTAL Notice.

WHAT IS THE PURPOSE OF THIS SUPPLEMENTAL NOTICE?

1.            The purpose of this supplemental notice is to explain the Action, the terms of the Settlement, and how the Settlement affects AMC stockholders’ legal rights.

2.            In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In this case, Plaintiff filed suit against Defendants on behalf of and for the benefit of AMC.

3.            On September 15, 2022, the Court held a hearing to consider Plaintiff’s Application for Approval of Settlement and Award of Attorneys’ Fees and Expenses. After hearing argument from counsel for Plaintiff and the SLC, the Court ordered the Parties to issue this supplemental notice to AMC stockholders in order to provide additional detail regarding Plaintiff’s theory of liability and how to access documents filed in the Action. As set forth below, the Court has scheduled a second hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiff’s Counsel for an award of attorneys’ fees and expenses (the “Settlement Hearing”). See Paragraphs 38-39 below for details about the Settlement Hearing, including the location, date, and time of the hearing.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

THE FOLLOWING DESCRIPTION OF THE ACTION AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS SUPPLEMENTAL NOTICE DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OR STATEMENT OR OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS AND DEFENSES BY ANY OF THE PARTIES.

4.            On September 14, 2018, the Company (i) agreed to issue and sell to Silver Lake $600 million senior unsecured convertible notes due 2024, bearing interest at 2.95% and convertible into AMC Class A common shares at $20.50 per share, before giving effect to the special dividend described below (the “Convertible Notes Issuance”); (ii) used $421 million of the cash raised by the Convertible Notes Issuance to acquire 24,057,143 AMC Class B common shares held by Wanda American Entertainment, Inc. at a price of $17.50 per share; and (iii) used an additional $160 million of the cash raised by the Convertible Notes Issuance to pay a $1.55 per share special dividend on September 28, 2018 to all AMC Class A Common and Class B Common shareholders of record as of September 25, 2018 (collectively, the “Transaction”).

5.            On September 14, 2018, the Company filed a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) announcing the terms of the Transaction.

6.            On November 30, 2018, Plaintiff served a demand on AMC pursuant to 8 Del. C. § 220 to inspect the Company’s books and records relating to the Transaction (the “220 Demand”).

7.            On March 14, 2019, AMC produced certain books and records in response to the 220 Demand.

8.            On April 22, 2019, Plaintiff filed a Verified Class Action and Derivative Complaint, directly on behalf of a purported class of AMC stockholders and derivatively on behalf of Nominal Defendant AMC, against Defendants Dalian Wanda Group Co., Ltd., Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., Wang Jianlin, Silver Lake Group, L.L.C., Silver Lake Alpine, L.P., Adam Aron, Howard W. Koch, Jr., Gary Locke, and Anthony Saich (the “Complaint”), asserting direct and derivative claims for breach of fiduciary duty against the Director Defendants and Wanda and direct and derivative claims against Silver Lake for aiding-and-abetting those alleged breaches. Please see Paragraph 47 below for an explanation of how stockholders can access public versions of the Complaint and other documents that were filed in the Action, including, without limitation, the Report of the Special Litigation Committee of the Board of Directors of AMC Entertainment Holdings, Inc. (the “Report”), Plaintiff’s briefing in support of approval of the Settlement and for an award of attorneys’ fees and expenses, and the SLC’s briefing in support of approval of the Settlement.

9.            The Complaint alleged, among other things, that the Transaction was not entirely fair to AMC or its public stockholders. Please see the following section for a more complete description of Plaintiff’s theory of liability and Defendants’ defenses to that theory of liability.

10.          On July 18, 2019, the Board of Directors of AMC formed the SLC, consisting of Ambassador Philip Lader and Adam J. Sussman, to, among other things, (i) consider and determine whether or not prosecution of the claims asserted in the Action was in the best interests of the Company and its stockholders and what action the Company should take with respect to the Action, and (ii) determine the appropriate actions to be taken on behalf of and in the name of the Company with respect to the claims asserted in the Action, including, without limitation, whether to pursue the claims, whether to seek an extrajudicial resolution of the claims, or whether to seek one or more orders from the Court to dismiss or stay the Action.

11.          On September 6, 2019, the SLC moved to stay the Action pending the SLC’s investigation.

12.          On November 15, 2019, the Court granted the SLC’s motion to stay the Action pending the SLC’s investigation.

13.          On March 16, 2020, the SLC moved to extend the stay of the Action pending the SLC’s continued investigation, which the Court granted on March 17, 2020.

14.          On July 6, 2020 and December 10, 2020, the SLC moved for additional stays of the Action pending the SLC’s continued investigation, which the Court granted on July 29, 2020 and December 18, 2020.

15.          The SLC’s investigation ultimately extended over an eighteen-month period, during which it retained a legal advisor, valuation expert, corporate governance expert, and investment banking expert to aid with its evaluation of Plaintiff’s claims, conducted twenty-one interviews, and reviewed more than 40,000 documents.

16.          On January 8, 2021, the SLC filed the Report, in which the SLC concluded that pursuing the Action was not in the best interests of the Company and recommended that the Action be dismissed with prejudice.

17.          Also on January 8, 2021, the SLC filed a Motion to Dismiss the Complaint (the “Motion to Dismiss”).

18.          Following the SLC’s Report and Motion to Dismiss, the Parties engaged in discovery regarding the SLC’s investigation. Plaintiff served document demands and interrogatories on the SLC and Wanda. In total, Plaintiff received and reviewed over 2,600 documents, totaling more than 28,000 pages. Plaintiff also deposed both members of the SLC, as well as the SLC’s investment banking expert, corporate governance expert, and valuation expert.

19.          On January 27, 2022, Plaintiff’s Counsel, the SLC’s Counsel, and Defendants’ Counsel participated in a full day mediation session before retired United States District Court Judge Layn R. Phillips and former Wachtell, Lipton, Rosen & Katz partner David Murphy (together, the “Mediators”). In advance of that session, the Parties exchanged opening and reply mediation statements and exhibits with one another and provided the same to the Mediators, which addressed both liability and damages. The session ended without any agreement being reached.

20.          Following the mediation, the Parties engaged in additional negotiations under the supervision and guidance of the Mediators. As a result of extensive, arm’s-length negotiations during and after the mediation session, the Parties reached an agreement in principle to settle the Action that was memorialized in a term sheet (the “Term Sheet”), which was executed on April 27, 2022, and subsequently memorialized in the Stipulation, which was filed with the Court on June 6, 2022.

21.          On June 24, 2022, the Court entered a Scheduling Order in connection with the Settlement, which, among other things, authorized a Notice and scheduled a Settlement Hearing to consider whether to grant final approval of the Settlement.

22.          On August 18, 2022, Plaintiff filed her Application for Approval of Settlement and Award of Attorneys’ Fees and Expenses.

23.          On September 9, 2022, the SLC filed its Brief in Support of Proposed Settlement. On September 12, 2022, Plaintiff filed a letter responding to the SLC’s Brief in Support of Proposed Settlement. On September 13, 2022, the SLC filed an Amended Brief in Support of Proposed Settlement.

24.          On September 15, 2022, the Court held a hearing to consider Plaintiff’s Application for Approval of Settlement and Award of Attorneys’ Fees and Expenses. After hearing argument from counsel for Plaintiff and the SLC, the Court ordered the Parties to issue this supplemental notice to AMC stockholders in order to provide additional detail regarding Plaintiff’s theory of liability and how to access documents filed in the Action. As set forth below, the Court has scheduled a second Settlement Hearing, which will take place on November 30, 2022 at 11:00 a.m.

WHAT WAS PLAINTIFF’S THEORY OF LIABILITY?

25.          Plaintiff’s Complaint alleged, among other things, that the process by which the Transaction was approved was unfair because “public stockholders were not asked to—and did not—vote to approve the Transaction[],” and the independence of the special committee of AMC’s Board of Directors that negotiated the Transaction on behalf of AMC (the “Special Committee”) was compromised. Plaintiff’s Complaint also alleged that the price of the Transaction was unfair because “the $17.50 price of the Wanda Share Repurchase represented a premium to the Company’s unaffected 30-day [volume-weighted average price]” and that the “market’s reaction confirm[ed] the unfairness of the Transaction’s terms.” Defendants denied and continue to deny that either the process or price of the Transaction were unfair. Defendants would have responded to Plaintiff’s allegations by arguing, among other things, that the process by which the Transaction was approved was fair, including because the Special Committee was independent and disinterested, and that the price of the Transaction was fair, including because AMC repurchased Wanda’s AMC stock at a 12.9% discount to AMC’s then-current stock price and the market’s reaction confirmed the fairness of the Transaction’s terms. The Court has not addressed Plaintiff’s and Defendants’ competing arguments.

26.          As noted above, after the Complaint was filed and the SLC had completed its investigation, the SLC filed its Report on January 8, 2021, recommending that the Court dismiss all of the claims asserted in the Action. The SLC’s Report concluded that the claims against Koch, Locke, and Saich, and Silver Lake had no merit. The SLC’s Report stated that it was “unable to render a determination regarding whether [Defendants] Aron, Wanda, or Wang may have breached their fiduciary duties.” Although the Report acknowledges that the Special Committee was aware that Mr. Aron played a role in communicating proposals to and from Wanda, the Report states that certain of Aron’s communications with Lincoln Zhang (Wanda’s chief negotiator in the Transaction) gave “the impression that [Aron] was inappropriately currying favor with Wanda.” Ultimately, however, the SLC Report concluded that “[t]he [T]ransaction was entirely fair to AMC and its unaffiliated stockholders” because the Transaction “was a net positive to AMC’s unaffiliated shareholders, in that it effectuated an orderly reduction in Wanda’s ownership (i.e., reducing overhang) and simultaneously brought in a leading private equity investor [i.e., Silver Lake] on fair investment terms.”

27.          If this Action had proceeded to trial, Plaintiff would have relied on, among other things, certain of the communications between Aron and Zhang that were discussed in the SLC’s Report to allege a so-called “fraud on the Board” theory. Plaintiff would have alleged that Aron had deliberately sought to mislead the Special Committee charged with negotiating the Transaction on behalf of AMC. Plaintiff would have alleged that, if the Court found that Aron, Wanda, and/or Wang had breached their fiduciary duties, the Court should award a “fairer” price remedy measured by reference to an alleged communication between Aron and Zhang in which Aron stated to Zhang, among other things, that the agreement, as proposed at the time of that communication, “saves Wanda about $25 million.” Defendants denied and continue to deny that either the process or price of the Transaction were unfair. Defendants would have responded to Plaintiff’s allegations by arguing, among other things, that (i) that Aron complied with his fiduciary duties and acted in the best interests of AMC and all of its stockholders by negotiating a transaction that allowed Wanda to orderly sell its stock, as opposed to forcing Wanda to sell that stock in open market “fire sales” that would have had an immediate and long-term negative impact on AMC’s stock price, (ii) the Special Committee stated that the communications between Aron and Zhang had no impact on the negotiation process or the Transaction’s final terms, and (iii) the price that AMC ultimately paid in the Transaction to repurchase Wanda’s shares—a 12.9% discount to AMC’s then-current stock price that resulted in an immediate benefit to AMC of approximately $62.5 million—was fair to AMC and its stockholders. The Court has not addressed Plaintiff’s and Defendants’ competing arguments.

WHAT ARE THE TERMS OF THE SETTLEMENT?

28.          In consideration of the full settlement, satisfaction, compromise, and release of the Released Plaintiff Claims (defined in Paragraph 32 below) against the Released Defendant Persons (defined in Paragraph 32 below) and the Released SLC Persons (defined in Paragraph 32 below) and the Released Defendant Claims (defined in Paragraph 32 below) against the Released Plaintiff Persons (defined in Paragraph 32 below) and the Released SLC Persons, and the dismissal with prejudice of the Action, Plaintiff, the SLC, and Defendants have agreed to the following:

No later than ten (10) business days prior to the date of the Settlement Hearing, Defendants shall cause the amount of $17,375,000 (the “Cash Settlement Amount”) to be deposited in a segregated, U.S.-based interest-bearing account to be established by Plaintiff’s Counsel at Huntington Bank and held in escrow (the “Account”) for prompt payment as set forth below if the Settlement is approved by the Court. Wanda America Entertainment, Inc., Wanda America Investment Holding Co. Ltd., and/or one of their affiliates will fund $1,500,000 of the Cash Settlement Amount and AMC’s directors’ and officers’ insurance carriers will fund $15,875,000 of the Cash Settlement Amount. No later than forty (40) calendar days prior to the date of the Settlement Hearing, Plaintiff’s Counsel will provide Defendants’ Counsel with a completed W-9 form and wire transfer instructions for the Account, which Defendants’ Counsel will, in turn, provide to AMC’s directors’ and officers’ insurance carriers and Wanda.

Defendants’ sole monetary obligation under the Settlement shall be to cause to be paid the Cash Settlement Amount. Defendants Adam Aron, Howard W. Koch, Jr., Gary Locke, Anthony Saich, Silver Lake Group, L.L.C., Silver Lake, L.P., Wang Jianlin, and Wanda Group Co. Ltd. will not be responsible for personally funding, contributing to, or indemnifying any part of the Cash Settlement Amount, and will have no personal monetary obligations to Plaintiff, AMC, or AMC’s stockholders in connection with the Action or the Settlement. Defendants agree that the Nominal Defendant will not indemnify any Defendant for payment, if any, that such Defendant may be required to make toward the Cash Settlement Amount. The Cash Settlement Amount plus any interest earned thereon (the “Cash Settlement Fund”), less any Court-awarded attorneys’ fees or litigation expenses paid to Plaintiff’s Counsel, and/or any reserve to account for any potential future awards to Plaintiff or Plaintiff’s Counsel, and less any applicable federal, state, and/or local taxes on any interest earned by the Cash Settlement Amount while on deposit in the Account and less any tax expenses and costs incurred in connection with determining the amount of, and paying, any taxes owed on the Cash Settlement Amount (including, without limitation, expenses of tax attorneys and accountants), shall be transferred from the Account to the Company no later than five (5) business days following the later of (i) Effective Date and (ii) the date that AMC provides Plaintiff’s Counsel with a completed W-9 form and wire transfer instructions.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

29.          Plaintiff, through Plaintiff’s Counsel, has conducted an extensive investigation and discovery relating to the claims and underlying events and transactions alleged in the Action. Plaintiff’s Counsel have analyzed the evidence adduced during their investigation and discovery and have also researched the applicable law with respect to the claims asserted in the Action and the potential defenses thereto. In negotiating and evaluating the terms of the Settlement, Plaintiff and Plaintiff’s Counsel considered the significant legal and factual defenses to Plaintiff’s claims and the expense, length, and risk of pursuing the claims through trial and appeals. While Plaintiff brought her claims in good faith and continues to believe that her claims have merit, the SLC recommended that the claims be dismissed and Defendants vigorously argued that they had acted appropriately and are not subject to liability or damages. In light of the substantial monetary recovery achieved by the Settlement, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is fair, reasonable, adequate, and in the best interests of AMC and its stockholders. The Settlement provides substantial immediate benefits to AMC without the risk that continued litigation could result in obtaining similar or lesser relief for AMC after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

30.          Defendants, solely to avoid the burden, expense, disruption, and distraction of further litigation, and without admitting the validity of any allegations made by Plaintiff in the Complaint, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, each and all of the claims and contentions alleged by Plaintiff in the Complaint, including any and all allegations of wrongdoing, allegations of liability, and the existence of any damages asserted in the Complaint or arising from the Action. Without limiting the generality of the foregoing, Defendants have denied, and continue to deny, that they have committed any violation of law or breach of fiduciary duty, aided-and-abetted any breach of fiduciary duty, or have violated any statutory duty whatsoever, and each Defendant expressly maintains that he or it has diligently and scrupulously complied with his or its statutory, fiduciary, and other legal duties and is entering into the Stipulation and the Settlement solely to eliminate the burden, expense, disruption, and distraction inherent in further litigation.

31.          Nothing in the Stipulation shall be construed as any admission by Defendants of wrongdoing, fault, liability, or damages whatsoever. The SLC has joined in the Stipulation and supports the Settlement to avoid the cost, disruption, and distraction to the Company of further litigation and because it considers the terms of the Settlement to be fair, reasonable, adequate, and in the best interests of AMC and its stockholders.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

32.           If the Settlement is approved, the Court will enter the Order and Final Judgment. Pursuant to the Order and Final Judgment, upon the Effective Date of the Settlement, the Action will be dismissed with prejudice and the following Releases will occur:

Release of Claims by Plaintiff: AMC, the Released Plaintiff Persons (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and each and every stockholder of AMC, derivatively on behalf of AMC, shall and hereby completely, fully, finally, and forever releases, relinquishes, settles, and discharges his, her, or its right to assert any or all of the Released Plaintiff Claims (including Unknown Claims), and shall be forever barred and enjoined from commencing, asserting, instituting, or prosecuting in any action or other proceeding, in any forum, any of the Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons.

Release of Claims by Defendants: AMC and the Released Defendant Persons shall and hereby completely, fully, finally, and forever release, relinquish, settle, and discharge their right to assert any or all of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons, and shall be forever barred and enjoined from commencing, asserting, instituting, or prosecuting in any action or other proceeding, in any forum, any of the Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

“Person” means any individual, corporation, professional corporation, limited liability company, partnership, limited partnership, limited liability partnership, association, affiliate, joint stock company, investment fund, estate, heir, legal representative, trust, unincorporated association, entity, government or any political subdivision or agency thereof, or any other type of business or legal entity.

“Released Defendant Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, which any Defendant ever had, now has, or may have against any of the Plaintiff Released Persons and/or the Released SLC Persons that arise out of, are based upon, or relate to the institution, prosecution, or settlement of the claims asserted in the Action. For the avoidance of doubt, the Released Defendant Claims shall not include any claims to enforce this Stipulation or the Settlement.

“Released Defendant Persons” means all persons and entities named as a Defendant in the Action or that could have been named as a Defendant in the Action, including, without limitation, the past and present officers and members of the Board of Directors of AMC, the members of the special committee of the Board of Directors of AMC that approved the Transaction, Silver Lake, and the members of the SLC, and any and all of the respective current and former employers, parent entities, controlling persons, owners, members, co-investors, lenders, principals, affiliates, or subsidiaries of any of the foregoing, and each and all of the respective past or present officers, directors, managers, partners, limited partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers of any of the foregoing.

“Released Plaintiff Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, counterclaims, offsets, issues, and controversies of any kind, nature, or description whatsoever, whether accrued or unaccrued, disclosed or undisclosed, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, whether based on state, local, federal, statutory, regulatory, common, or other law or rule, including known claims and Unknown Claims, that (a) were or could have been alleged by Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), or AMC in any court, tribunal, other adjudicatory body, forum, suit, action, or proceeding and (b) arise from or relate to (i) the transactions described in the Form 8-K filed by AMC on September 14, 2018; (ii) the facts and allegations alleged by Plaintiff in the Action; or (iii) the investigation or the settlement of the Action, including the SLC’s investigation. For the avoidance of doubt, the Released Plaintiff Claims shall not include any claims to enforce this Stipulation or the Settlement.

“Released Plaintiff Persons” means Plaintiff and any and all of her respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

“Released SLC Persons” means the members of the SLC and any and all of their respective current and former employers, parent entities, controlling persons, owners, members, principals, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, managers, partners, stockholders, representatives, employees, attorneys, financial or investment advisors, consultants, accountants, investment bankers, commercial bankers, agents, heirs, executors, trustees, personal representatives, estates, administrators, predecessors, successors, assigns, insurers, and reinsurers.

“Unknown Claims” means any claims which Plaintiff (individually or on behalf of AMC), the SLC (on behalf of AMC), or AMC do not know or suspect to exist in her or its favor at the time of the release of such claims and any claims which any Defendant does not know or suspect to exist in his or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiff Claims and Released Defendant Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, the Parties shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement. The Parties may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the Released Claims, but, upon the Effective Date, the Parties shall be deemed to have, and by operation of the Order and Final Judgment shall have, fully, finally, and forever settled and released any and all Released Claims known or unknown, suspected or unsuspected, contingent or non-contingent, accrued or unaccrued, which now exist or heretofore have existed, upon any theory of law or equity, from the beginning of time through the date of execution of the Stipulation, without regard to the subsequent discovery or existence of such different or additional facts.

33.          The “Effective Date” of the Settlement will be the first date upon which the following conditions of the Settlement have been met and occurred or waived: (i)  the Parties have not exercised their options to terminate the Settlement; and (ii) the Court has entered the Order and Final Judgment and the Order and Final Judgment has become Final.

34.          By Order of the Court, pending final determination of whether the Settlement should be approved, (i) all proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court; (ii) Plaintiff (individually or derivatively on behalf of AMC), the SLC (on behalf of AMC), and all other AMC stockholders (derivatively on behalf of AMC) are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Plaintiff Claims against any of the Released Defendant Persons and/or any of the Released SLC Persons; and (iii) Defendants are barred and enjoined from commencing, asserting, instituting, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, involving any Released Defendant Claims against any of the Released Plaintiff Persons and/or any of the Released SLC Persons.

35.          As of the Effective Date, the Parties shall be finally and forever bound by the Settlement and the Order and Final Judgment. The Order and Final Judgment, including, without limitation, the Releases set forth in Paragraph 32 above, shall have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendant Persons, the Released SLC Persons, and/or the Released Plaintiff Persons.

HOW WILL THE ATTORNEYS BE PAID?

36.          Plaintiff’s Counsel have not received any payment for their services in pursuing the claims asserted in the Action, nor have Plaintiff’s Counsel been reimbursed for their out-of-pocket expenses. Plaintiff’s Counsel invested their own resources for pursuing the claims asserted on a contingency basis, meaning they would only recover their expenses and be compensated for their time if they created benefits through this litigation. In light of the risks undertaken in pursuing this litigation on a contingency basis and the benefits created for AMC and its stockholders through the Settlement and the prosecution of the claims asserted, Plaintiff’s Counsel, in their Application for Approval of Settlement and Award of Attorneys’ Fees and Expenses, have petitioned the Court for an award of attorneys’ fees and litigation expenses to be paid from (and out of) the Cash Settlement Amount (the “Fee and Expense Application”) in the amount of $4,200,000. This request was negotiated with the SLC after the Stipulation of Settlement was filed. In exchange for Plaintiff’s agreement not to seek a fee and expense award in excess of $4,200,000, the SLC and the Company have agreed not to oppose the request.

37.          The Court will determine the amount of any attorney fee and expense award to Plaintiff’s Counsel (the “Fee and Expense Award”). The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Application and/or Fee and Expense Award. Any Court-approved Fee and Expense Award will be paid from the Cash Settlement Amount. AMC stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

38.          The Court will consider the Settlement and all matters related to the Settlement at the Settlement Hearing. The Settlement Hearing will be held before Vice Chancellor Morgan T. Zurn on November 30, 2022, at 11:00 a.m., in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

39.          At the Settlement Hearing, the Court will, among other things: (i) determine whether Plaintiff and Plaintiff’s Counsel have adequately represented the interests of AMC; (ii) determine whether the Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to AMC, and should be approved by the Court; (iii) determine whether the Order and Final Judgment, substantially in the form attached as Exhibit C to the Stipulation, should be entered dismissing the Action with prejudice against Defendants and settling, releasing, and enjoining prosecution of any and all Released Plaintiff Claims against the Released Defendant Persons and the Released SLC Persons; (iv) determine whether the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses should be approved; (v) consider any objections to the Settlement or the application by Plaintiff’s Counsel for an award of attorneys’ fees and litigation expenses; and (vi) consider any other matters that may properly be brought before the Court in connection with the Settlement. AMC stockholders do not need to attend the Settlement Hearing.

40.           Please Note: The Court has reserved the right to adjourn and reconvene the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and expenses, without further notice of any kind other than by oral announcement at the Settlement Hearing or any adjournment thereof. The Court has further reserved the right to approve the Stipulation and the Settlement, at or after the Settlement Hearing, with such modifications as may be consented to by the Parties and without further notice to AMC stockholders. Further, the Court may render its Order and Final Judgment and order the payment of a Fee and Expense Award, all without further notice. You should monitor the Court’s docket, as indicated in Paragraph 47 below, before making plans to attend the Settlement Hearing. You may also confirm the date and time of the Settlement Hearing by contacting Plaintiff’s Counsel as indicated in Paragraph 47 below.

41.          Any Current AMC Stockholder who or which continues to own shares of AMC common stock as of November 30, 2022, the date of the Settlement Hearing, may object to the Settlement and/or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses. Objections must be in writing and filed with the Register in Chancery at the address set forth below on or before November 16, 2022. Objections must also be served on counsel for Plaintiff, the SLC, and Defendants by hand, first class U.S. mail, or FedEx, at the addresses set forth below such that they are received on or before November 16, 2022.

Register in Chancery	Counsel for Plaintiff	Counsel for Defendants

Register in Chancery Delaware Court of Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801

Jason M. Leviton

Block & Leviton LLP

260 Franklin Street

Suite 1860

Boston, MA 02110

Counsel for the SLC

Ashley R. Altschuler

McDermott Will

& Emery LLP

The Nemours Building

1007 N. Orange Street

10th Floor

Wilmington, DE 19801

John A. Neuwirth

Weil, Gotshal

& Manges LLP

767 Fifth Avenue
New York, NY 10153

-and-

Stephen P. Blake

Simpson Thacher

& Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

-and-

Edward B. Micheletti

Skadden, Arps, Slate, Meagher

& Flom LLP

One Rodney Square

920 N. King Street

Wilmington, DE 19801

-and-

Brian M. Rostocki

Reed Smith LLP

1201 N. Market Street

Suite 1500

Wilmington, DE 19801

42.          Any objections, filings, and other submissions must: (i) state the name, address, and telephone number of the objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the objector; (iii) state that the objection is being filed with respect to “Lao v. Dalian Wanda Group Co., Ltd. et al., C.A. No. 2019-0303-JTL (Del. Ch.)”; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the objector wishes to bring to the Court’s attention, and if the objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the objector may call to testify, and any exhibits the objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the objector owned shares of AMC common stock as of the close of business on June 6, 2022, and contain a statement that the objector continues to hold shares of AMC common stock as of the date of filing of the objection and will continue to hold shares of AMC common stock as of the date of the Settlement Hearing.

43.          Current AMC Stockholders who or which continue to own shares of AMC common stock as of the date of the Settlement Hearing may file a written objection without having to appear at the Settlement Hearing. Unless the Court orders otherwise, however, such persons may not appear at the Settlement Hearing to present their objections unless they first filed and served a written objection in accordance with the procedures described above.

44.          Persons who file and serve a timely written objection as described above and who wish to be heard orally at the Settlement Hearing in opposition to the approval of the Settlement or Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses, must also file a notice of appearance with the Register in Chancery and serve it on counsel for Plaintiff, the SLC, and Defendants at the addresses set forth in Paragraph 41 above so that it is received on or before November 16, 2022. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and any exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

45.          You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on counsel for Plaintiff, the SLC, and Defendants at the addresses set forth in Paragraph 41 above so that the notice is received on or before November 16, 2022. Any Current AMC Stockholder who or which does not enter an appearance shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear at the Settlement Hearing.

46.          Unless the Court orders otherwise, any person or entity who or which does not make his, her, or its objection in the manner set forth above will be: (i) deemed to have waived and forfeited his, her, or its right to object to any aspect of the Settlement, the Stipulation, the Order and Final Judgment, or Plaintiff’s Counsel’s application for an award of attorneys’ fees and litigation expenses; (ii) forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Stipulation, the Order and Final Judgment to be entered approving the Settlement, or Plaintiff’s Counsel’s application for an award of attorneys’ fees and expenses; and (iii) deemed to have waived and forever barred and foreclosed from being heard, in this or any other suit, action, or proceeding (including, without limitation, any right of appeal), with respect to any matters concerning the Settlement, the Stipulation, the Order and Final Judgment, or the requested or awarded attorneys’ fees and expenses.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

47.          This supplemental notice does not purport to be a comprehensive description of the Action, the allegations related thereto, the terms of the Settlement, or the Settlement Hearing. For a more detailed statement of the matters involved in the Action, you may inspect the pleadings, the Stipulation, the Orders entered by the Court, and other papers filed in the Action at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801, during regular business hours of each business day. If you have questions regarding the Action or the Settlement, you may write or call Plaintiff’s Counsel: Jason M. Leviton, Esq., Block & Leviton LLP, 260 Franklin Street, Suite 1860, Boston, MA 02110, (617) 398-5600, jason@blockleviton.com. Copies of the public versions of key filings in the Action, including the Complaint, the Report, Plaintiff’s briefing in support of approval of the Settlement and approval of the Fee and Expense Award and the SLC’s briefing in support of approval of the Settlement are also available on Plaintiff’s Counsel’s website at https://www.blockleviton.com/amc-settlement. Upon written request, Plaintiff’s Counsel will provide stockholders with a copy of the public version of any other filing in the action.

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE
REGISTER IN CHANCERY REGARDING THIS SUPPLEMENTAL
NOTICE.

Dated: September 30, 2022

BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE